Exhibit 10.37

PROMISSORY NOTE

RECITATIONS:

Date of Note:	November 29, 2006

Principal Amount:	$100,000.00

Borrower:	ProUroCare, Inc.

Borrower’s Address:	One Carlson Parkway, Suite 124
Plymouth, MN 55447

Lender:	Adron Holdings, LLC,
a Minnesota limited liability partnership
Lender’s Address:
715 Florida Ave. S.
Suite 411
Golden Valley, MN 55426

Collateral:	This Promissory Note is unsecured.

PROMISE TO PAY.  ProUroCare Inc. (“Borrower”) promises to pay to Adron Holdings, LLC (“Lender”) the principal amount of One Hundred Thousand & 00/100 Dollars ($100,000.00), together with accrued interest thereon computed as described below, until paid in full.

INTEREST.  Interest shall accrue on the unpaid principal at the rate of $5,000.00 per month on the unpaid principal balance from November 29, 2006.  Interest shall accrue on the unpaid principal at the rate $166.67 per day for less than whole-month periods.

PAYMENT TERMS.  This Note is due and payable on January 2, 2007.  Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

WARRANT COVERAGE.  As an inducement to Lender to make this loan, Borrower will issue to Lender a five-year warrant to acquire up to 50,000 shares of ProUroCare Medical Inc. common stock at an exercise price of $0.50 per share.  If the Borrower fails to pay principal and interest due hereunder on or before January 2, 2007, Borrower will issue to Lender a second five-year warrant to acquire up to 50,000 shares of ProUroCare Medical Inc. common stock at an exercise price of $0.50 per share.

BORROWER’S PRE-PAYMENT RIGHT.  Borrower reserves the right to prepay this Note in whole or in part, prior to maturity, without penalty.  Amounts prepaid shall be first applied to accrued and prepaid interest and then to principal.

SEVERABILITY.  If any provision of this Note or the application thereof shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Note nor the application of the provision to other persons, entities or circumstances shall be affected thereby, but instead shall be enforced to the maximum extent permitted by law.

BINDING EFFECT.  The covenants, obligations and conditions herein contained shall be binding on and inure to the benefit of the heirs, legal representatives, and assigns of the parties hereto.

DESCRIPTIVE HEADINGS.  The descriptive headings used herein are for convenience of reference only and they are not intended to have any effect whatsoever in determining the rights or obligations under this Note.

GOVERNING LAW.  This Note shall be governed, construed and interpreted by, through and under the Laws of the State of Minnesota, USA.

Both parties hereby agree to the terms of this agreement as stated above.

EXECUTED this 29th day of November, 2006.

ProUroCare, Inc.

/s/Richard C. Carlson
Richard C. Carlson
Chief Executive Officer

Adron Holdings, LLC

/s/ Adrian Johnson

Its:	Chief Manager

AMENDMENT #1 TO PROMISSORY NOTE DATED

NOVEMBER 29, 2006 BETWEEN PROUROCARE MEDICAL, INC. (“BORROWER”)
AND ADRON HOLDINGS, LLC (“LENDER”)

This Amendment #1 to Promissory Note dated November 29, 2006 between ProUroCare Medical, Inc. (“Borrower”) and Adron Holdings, LLC (“Lender”) (the “Note”) is made to amend the interest terms of the Note.

Note Amendments

The clause “PAYMENT TERMS” is hereby deleted and replaced by the following:

PAYMENT TERMS.  This Note is due and payable on the first of (1) Borrower’s closing on an aggregate of $750,000 of new financing after the date of the Amendment #1, or (2) April 30, 2007.  Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

The clause “INTEREST” is hereby deleted and replaced by the following:

INTEREST.  Interest shall accrue on the unpaid principal at the rate of $5,000.00 per month on the unpaid principal balance from November 29, 2006 through January 29, 2007 ($10,000 for this two-month period).  Beginning January 30, 2007 interest shall accrue at the rate of 0.08333% of the unpaid and outstanding principal per day.  Accrued interest shall be paid at each month end, and all unpaid accrued interest shall be paid along with the final payment of principal.

The clause “WARRANT COVERAGE” is hereby deleted and replaced by the following:

WARRANT COVERAGE.  As an inducement to Lender to make this loan, Borrower will issue to Lender five-year warrant to acquire the following number of shares of ProUroCare Medical Inc. at $0.50 per share:

•      up to 50,000 shares, upon inception of the Note; and

•      up to 50,000 shares, if the Borrower fails to pay principal and interest due hereunder on or before January 2, 2007; and

•      up to 50,000 shares if the Borrower fails to pay principal and interest due hereunder on or before February 1, 2007; and

•      up to 1,667 shares of ProUroCare Medical Inc. common stock each day for each $100,000 of principal balance outstanding on and after March 1, 2007.  For example, $100,000 outstanding for 30 days would result in a warrant to acquire 50,010 shares (1,667/100,000 $100,000 * 30);  $25,000 outstanding for 20 days would result in a warrant to acquire 8,335 shares (1,667/100,000 * 25,000 * 20).

Both parties hereby agree to the terms of this Amendment #1 as stated above.

EXECUTED this 21st day of March, 2007.

ProUroCare Medical Inc.	Adron Holdings, LLC

/s/Richard C. Carlson	/s/Ronald Musich

Richard C. Carlson

Chief Executive Officer	Its:	Co-Chief Manager